UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2018

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 North Akard Street Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 855-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Extension of Operating Partnership Revolving Credit Facility

As previously disclosed, InfraREIT Partners, LP (the “Operating Partnership”), which is a subsidiary of InfraREIT, Inc. (the “Company”), is a party to that certain Credit Agreement, dated as of December 10, 2014 (the “OP Credit Agreement”), with each lender from time to time party thereto (the “OP Lenders”) and Bank of America, N.A., as administrative agent (the “OP Administrative Agent”). On December 7, 2018, the Operating Partnership entered into the First Amendment to the OP Credit Agreement (the “OP Amendment”) with the OP Lenders and the OP Administrative Agent.

Prior to the effective date of the OP Amendment, the OP Credit Agreement permitted the Operating Partnership to borrow up to $75.0 million (the “Aggregate OP Commitments”) with a maturity date of December 10, 2019. The OP Amendment extended the maturity date with respect to $67.0 million of the Aggregate OP Commitments to December 10, 2020. The remaining $8.0 million of the Aggregate OP Commitments will mature on December 10, 2019.

Extension of SDTS Revolving Credit Facility

As previously disclosed, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), which is a subsidiary of InfraREIT, is a party to that certain Third Amended and Restated Credit Agreement, dated as of December 10, 2014 (as amended by that certain First Amendment to Credit Agreement on September 28, 2015 and that certain Second Amendment to Credit Agreement, Direction and Waiver on November 1, 2017 and, as so amended, the “SDTS Credit Agreement”), with the several banks and other financial institutions or entities from time to time parties thereto (the “SDTS Lenders”) and Royal Bank of Canada, as administrative agent (the “SDTS Administrative Agent”). On December 7, 2018, SDTS entered into the Third Amendment to the SDTS Credit Agreement (the “SDTS Amendment”) with the SDTS Lenders and the SDTS Administrative Agent.

Prior to the effective date of the SDTS Amendment, the SDTS Credit Agreement permitted SDTS to borrow up to $250.0 million (the “Aggregate SDTS Commitments”) with a maturity date of December 10, 2019. The SDTS Amendment extends the maturity date with respect to the Aggregate SDTS Commitments to December 10, 2020.

The foregoing descriptions of the OP Amendment and the SDTS Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the OP Amendment and the SDTS Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	First Amendment to Credit Agreement, dated December 7, 2018, to the Credit Agreement, dated December 10, 2014, among InfraREIT Partners, LP, Bank of America, N.A., as administrative agent and L/C issuer and the other lenders party thereto.

10.2	—	Third Amendment to Credit Agreement, dated December 7, 2018, to the Third Amended and Restated Credit Agreement, dated December 10, 2014, among Sharyland Distribution & Transmission Services, L.L.C., the several lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: December 11, 2018	By:	/s/ Stacey H. Doré
Stacey H. Doré
Senior Vice President and General Counsel

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